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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005


     We hereby consent to the use in Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 2-66295) of our report dated February 19, 1998 relating to the December 31, 1997 financial statements of First Investors Life Variable Annuity Fund A and our report dated February 19, 1998 relating to the December 31, 1997 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.




                                       /s/ Tait, Weller & Baker

                                       TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 21, 1998